Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                                 PLAYCORE, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                   36-3808989
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

               Riverfront Centre
                   Suite 204                                    53545
            15 West Milwaukee Street                         (Zip Code)
             Janesville, Wisconsin
    (Address of principal executive offices)

                    PlayCore, Inc. 1996 Incentive Stock Plan
                            (Full title of the plan)

           Frederic L. Contino
  President and Chief Executive Officer                  Copy to:
              PlayCore, Inc.
            Riverfront Centre                     Benjamin F. Garmer, III
                Suite 204                             Foley & Lardner
         15 West Milwaukee Street          777 East Wisconsin Avenue, Suite 3700
       Janesville, Wisconsin 53545              Milwaukee, Wisconsin 53202
              (608) 741-7183                          (414) 271-2400
   (Name, address and telephone number,
including area code, of agent for service)

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ----------------------- ---------------------
                                                  Proposed Maximum        Proposed Maximum
Title of Securities to       Amount to be        Offering Price Per      Aggregate Offering         Amount of
     be Registered            Registered                Share                  Price             Registration Fee
------------------------ ---------------------- ---------------------- ----------------------- ---------------------
     Common Stock,
    $.01 par value         1,200,000 shares           $6.236(1)           $7,483,212.50(1)            $2,081
------------------------ ---------------------- ---------------------- ----------------------- ---------------------

(1) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the offering prices of 1,074,000 shares of Common Stock and the average of the high and low sale prices of 126,000 shares of Common Stock as reported on the American Stock Exchange on May 14, 1999.


                        ---------------------------------

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


       The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents have been previously filed by PlayCore, Inc. (the "Company") with the Commission and are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which includes audited financial statements as of and for the year ended December 31, 1998.

         (b) All other  reports  filed by the  Company or the Plan  pursuant  to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998.

         (c) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, dated August 3, 1995, filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Set forth below is a description of certain provisions of the Company's Amended Certificate of Incorporation and Bylaws and the Delaware General Corporation Law ("DGCL"), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Amended Certificate of Incorporation, Bylaws, and the DGCL.

         The Company's Amended Certificate of Incorporation provides that the Company shall, to the full extent permitted by the DGCL, as amended form time to time, indemnify its directors, officers and certain other persons (subject to certain conditions and qualifications) and eliminates the personal liability of its directors to the full extent permitted by Section 102 (b) (7) of the DGCL, as amended from time to time.

         Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are reasonably entitled to indemnification for such expenses despite such adjudication of liability.

         Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the ability of a director for any act or omission occurring prior to the date which such provision becomes effective.

         The Company maintains insurance on behalf of its officers and directors which, subject to certain exceptions, covers liabilities under the Securities Act of 1933.

         Under the terms of a Transaction Agreement dated January 4, 1996, as amended February 12, 1996 (the "Transaction Agreement"), between the Company and GreenGrass Holdings, a Delaware general partnership which owns approximately 72% of the outstanding Common Stock of the Company, the Company is required to indemnify and provide insurance to the officers and directors of the Company and PlayCore Wisconsin, Inc. (formerly Newco, Inc.), a wholly-owned subsidiary of the Company ("PlayCore Wisconsin"), and to certain other persons ("Indemnified Persons"). These obligations require, among other things, that: (a) for three years and sixty days after the date on which shares of Common Stock were purchased in the tender offer under the Transaction Agreement ("Purchase Date"), the Company must (subject to certain terms, conditions and qualifications) provide officers' and directors' liability insurance covering each present and former director or officer of the Company or PlayCore Wisconsin, and fiduciary liability insurance covering each present and former Fiduciary (as defined in the Transaction Agreement), with respect to events, actions and omissions occurring on or prior to the Purchase Date, including any which relate to the transactions contemplated by the Transaction Agreement; (b) for not less than six years after the date on which the tender offer expired, the Company's Certificate of Incorporation and Bylaws shall provide indemnification to the Indemnified Persons on terms no less favorable to the Indemnified Persons than those contained in the Company's Amended Certificate of Incorporation and Bylaws, and PlayCore Wisconsin's Articles of Incorporation and Bylaws, as in effect on January 4, 1996; and (c) proper provision be made so that the Company's successors, assigns and transferees of all or substantially all the Company's assets assume the indemnification and insurance obligations set forth in the Transaction Agreement (without relieving the Company of its obligations thereunder).

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The  following   exhibits  have  been  filed  (except  where  otherwise
indicated) as part of this Registration Statement:

       Exhibit No.                  Exhibit
       -----------                  -------

           (4)             PlayCore, Inc. 1996 Incentive Stock Plan

           (5)             Opinion of Foley & Lardner

         (23.1)            Consent of Ernst & Young LLP

         (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Janesville, and State of Wisconsin, on this 5th day of May, 1999.


                                    PLAYCORE, INC.



                                    By: /s/ Frederic L. Contino
                                        Frederic L. Contino,
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Frederic L. Contino and Richard E. Ruegger, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.


         Signature                                        Title                                Date
         ---------                                        -----                                ----


/s/ Frederic L. Contino                        President, Chief Executive Officer
Frederic L. Contino                            (Principal Executive Officer) and
                                               Director                                     May 5, 1999


/s/ Richard E. Ruegger                         Vice President and Chief Financial
Richard E. Ruegger                             Officer (Principal Financial and
                                               Accounting Officer)                          May 5, 1999


/s/ David S. Evans
David S. Evans                                 Director                                     May 5, 1999


/s/ George N. Herrera
George N. Herrera                              Director                                     May 4, 1999



Timothy R. Kelleher                            Director                                     May __, 1999


/s/ Terence S. Malone
Terence S. Malone                              Chairman of the Board and Director           May 4, 1999


/s/ Gary A. Massel
Gary A. Massel                                 Director                                     May 5, 1999


/s/ Ronald Wray
Ronald Wray                                    Director                                     May 4, 1999

                                  EXHIBIT INDEX


                    PLAYCORE, INC. 1996 INCENTIVE STOCK PLAN


       Exhibit No.                         Exhibit
       -----------                         -------

           (4)              PlayCore, Inc. 1996 Incentive Stock Plan

           (5)              Opinion of Foley & Lardner

          (23.1)            Consent of Ernst & Young LLP

          (23.2)            Consent of  Foley & Lardner  (contained  in  Exhibit
                            5 hereto)

           (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)